SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549
             _____________________________________


                            FORM 8-K


                         CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934




                  Date of Report: July 15, 1996


                    PUBLICKER INDUSTRIES INC.
      (Exact name of registrant as specified in its charter)


                           Pennsylvania
                     (State of incorporation)


                    1-3315                       23-0991870
         (Commission file number)           (I.R.S. Employer
Identification No.)



       1445 East Putnam Avenue
    Old Greenwich, Connecticut                      06870
(Address of principal executive offices)                   (Zip code)





                          (203) 637-4500
       (Registrant's telephone number, including area code)

Item 5.     Other Events

Publicker Industries Inc. announced on July 11, 1996 that the New York Stock Exchange ("NYSE") advised the Company that trading in its common stock will be suspended before the opening of trading on August 1, 1996 or such earlier date as the Company's common stock commences trading in another securities marketplace or information is received that the Company does not meet the listing criteria of the other securities marketplace. The NYSE indicated that its decision to delist was based on consideration of certain qualitative listing criteria, including the reduction in operations due to the recently completed and proposed subsidiary sales, as well as the Company's failure to meet certain quantitative listing criteria, including average net income for the last three years and net tangible assets. The Company has initiated discussions with representatives of the American Stock Exchange ("AMEX") and the NASDAQ Stock Market ("NASDAQ") about listing its Common Stock on the AMEX or the NASDAQ Small-Cap Market. While the Company believes that its Common Stock may be approved for listing on one of the foregoing, it is aware that it does not meet certain of the quantitative listing requirements of either of the foregoing, and therefore there can be no assurance that such approval will be obtained.


Item 7.     Financial Statements and Exhibits

       None

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PUBLICKER INDUSTRIES INC.



                                              /s/Antonio L. DeLise

                                              Antonio L. DeLise
                                              Vice President,
                                              Chief Financial Officer
                                              and Secretary



Dated: July 15, 1996